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                                                                    EXHIBIT 99

Photogen Technologies, Inc.
7327 Oak Ridge Highway
Knoxville, TN  37931
Voice:  423-769-4012
Fax:     423-769-4013
Internet:  www.photogen.com


                RESEARCH SUGGESTS POSSIBLE NEW TREATMENT FOR MELANOMAS

           Tumor Volumes Reduced by 100 Percent in Laboratory Mice Testing

KNOXVILLE, TENN.-- September 3, 1998-- At an industry conference today, Photogen Technologies, Inc.(OTC:PHGN) presented the results of research in which melanoma cells in laboratory mice were destroyed by activating naturally occurring melanin and related compounds with the company's proprietary multi-photon excitation technology.

Craig Dees, Ph.D., a senior research scientist at Photogen, presented a paper on the results of this research to the World Association for Laser Therapy meeting in Kansas today.

The tumors were treated by scanning the affected area with light from an ultrafast pulsed laser. Tumors ranging in size from 6 to 10 mm in diameter and up to 3 mm deep, when treated with ultrafast pulsed laser light, produced a visible "blanching" effect, resulting from the interaction between melanin and the light. After treatment, tumor volume was reduced by 100 percent with little or no scarring. Tumors treated with conventional, continuous wave, laser light produced only a minimal response. Results of a single treatment showed that mice with tumors 6 to 10 mm in diameter and 3 mm deep showed no evidence of tumor recurrence after three weeks. Tumors 5 to 7 mm deep have shown some recurrence three weeks after treatment, and larger tumors reappeared even sooner. The company will evaluate the effect of multiple treatments on the larger and deeper tumors.

"These preliminary animal tests suggest that it may be possible to treat melanomas without surgery or chemotherapy," said John Smolik, Photogen's president. "If further pre-clinical results are consistent with these preliminary results, we will seek opportunities to convert these developments into an FDA-approved product that could benefit many people suffering from melanoma."

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The company will continue to identify optimal light doses, activation wavelength, treatment time and scan patterns for treatment of melanomas.

Photogen's scientists are working toward the development of its proprietary multi-photon excitation technology to enhance the safety and efficacy of photodynamic therapy for the diagnosis and treatment of cancer, infectious diseases and other medical conditions.

Photogen Technologies, Inc., through its wholly owned subsidiary -- Photogen, Inc. -- is a development-stage company focused on creating photodynamic-related health care products based on its proprietary two-photon excitation and related technology. The company has discovered new methods for using laser-generated light to activate photoactive agents within deep tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light and photoactive agents that will destroy diseased cells, remove tissue or identify and diagnose disease.

This news release may contain forward-looking statements that involve risks and uncertainties. The company has no products or operating revenues at this time.
A full discussion of the company's operations and financial condition, including risk factors that may affect the company's business and future prospects, is contained in documents the company files with the Securities and Exchange Commission, such as the company's reports on Form 10-QSB, Form 10-KSB and Form 8-K. These documents identify important factors that could cause the company's actual performance to differ from current expectations. The common stock of Photogen Technologies, Inc. is traded on the over-the-counter bulletin board market under the symbol PHGN.

For information, contact Robert Cathey at Ackermann Public Relations & Marketing, 423/584-0550, e-mail:rcathey@ackermannpr.com. Or, visit our World Wide Web site, at www.photogen.com.

Photogen is a trademark of Photogen Technologies, Inc.

Contact:       Ackermann Public Relations & Marketing, Knoxville
               Robert Cathey, 423/584-0550 or rcathey@ackermannpr.com